EXHIBIT 99.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of The Cato Corporation for the quarter ended August 3, 2002, I, Michael O. Moore, Executive Vice President, Chief Financial Officer and Secretary of The Cato Corporation, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1)	such Form 10-Q of The Cato Corporation for the quarter ended August 3, 2002 fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Form 10-Q of The Cato Corporation for the quarter ended August 3, 2002 fairly presents, in all material respects, the financial condition and results of operations of The Cato Corporation.

September 3, 2002	/s/ Michael O. Moore

Date	Michael O. Moore
Executive Vice President
Chief Financial Officer and Secretary